Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On April 30, 2013, Global Power Equipment Group Inc. (“Global Power”) completed an acquisition of the issued and outstanding shares of capital stock of Hetsco Holdings, Inc. and subsidiary, a Delaware corporation (“Hetsco Holdings”) for approximately $33.3 million in cash, including estimated working capital adjustments. Hetsco Holdings is the parent company of Hetsco, Inc. The following unaudited pro forma condensed combined financial information is presented on a pro forma basis to give effect to the acquisition of Hetsco Holdings as if it had been completed on January 1, 2012.

The following unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with:

•	the audited financial statements of Global Power for the year ended December 31, 2012, as filed in Global Power’s Form 10-K for the year ended December 31, 2012;

•	the unaudited condensed consolidated financial statements of Global Power, filed in Global Power’s Form 10-Q for the quarterly period ended March 31, 2013;

•	the audited financial statements of Hetsco Holdings, Inc. and subsidiary for the year ended December 31, 2012, included as Exhibit 99.1 to this Current Report on Form 8-K/A; and

•	the unaudited financial statements of Hetsco Holdings, Inc. and subsidiary as of March 31, 2013 included as Exhibit 99.2 to this Current Report on Form 8-K/A.

The unaudited pro forma condensed combined financial information has been prepared pursuant to the requirements of Article 11 of Regulation S-X, to give effect to the completed Merger, which has been accounted for as a purchase business combination in accordance with Financial Accounting Standards Board’s Accounting Standards Codification 805, “Business Combinations.” The assumptions, estimates, reclassifications and adjustments herein have been made solely for purposes of developing the unaudited pro forma condensed combined financial information and are based upon available information and certain assumptions that we believe are reasonable. The related purchase accounting should be considered preliminary.

The unaudited pro forma condensed combined balance sheet presented below is prepared as if the acquisition, which was completed on April 30, 2013, had been completed as of March 31, 2013, the end of Global Power’s first quarter of fiscal year 2013. The unaudited pro forma condensed combined statements of operations for the twelve month period ended December 31, 2012 and the three month period ended March 31, 2013 are prepared as if the acquisition was completed on January 1, 2012, the first day of Global Power’s fiscal year 2012.

Assumptions underlying the pro forma adjustments necessary to reasonably present this unaudited pro forma condensed combined financial information are described in the accompanying notes, which should be read in conjunction with this unaudited pro forma condensed combined financial information. The pro forma adjustments described in the accompanying notes have been made based on available information and, in the opinion of management, are reasonable. The preliminary purchase price has been allocated on a preliminary basis to assets acquired and liabilities assumed in connection with the acquisition based on their estimated fair values as of the completion of the acquisition. The unaudited pro forma condensed combined statements of operations reflects the effects of applying certain preliminary purchase accounting adjustments to the historical consolidated results of operations, including items expected to have a continuing impact on the consolidated results, such as depreciation and amortization on acquired tangible and intangible assets. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2013 and the year ended December 31, 2012 do not include non-recurring items such as transaction costs related to the acquisition of $0.1 million related to the three months ended March 31, 2013 and $1.3 million incurred after March 31, 2013. A full and detailed valuation of Hetsco Holdings’s assets and liabilities is being completed and certain information and analyses is preliminary at this time. The final purchase price allocation is subject to the final determination of the fair values of assets acquired and liabilities assumed and, therefore, that allocation and the resulting effect on income from operations may differ materially from the unaudited pro forma amounts included herein.

The historical consolidated financial information has been adjusted to give effect to estimated pro forma events that are directly attributable to the acquisition, factually supportable and, with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the consolidated results of operations. Additionally, the unaudited pro forma condensed combined financial information does not reflect the cost of any integration activities or benefits that may result from synergies that may be derived from any integration activities. Therefore, the unaudited pro forma condensed combined financial information should not be considered indicative of actual results that would have been achieved had the acquisition occurred on the dates indicated and should not be construed as representative of the future consolidated results of operations or financial condition of the combined entity.

GLOBAL POWER EQUIPMENT GROUP INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

March 31, 2013

($ in thousands)

	Historical		Pro Forma
	Global Power	Hetsco Holdings, Inc. (1)	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$36,455	$9	(3,298	)C	$33,166
Restricted cash	317	—	—		317
Accounts receivable, net of allowance for doubtful accounts	78,504	9,719	(101	)B	88,122
Inventories	6,799	290	—		7,089
Costs and estimated earnings in excess of billings	45,831	674	—		46,505
Deferred tax assets	4,859	1	—		4,860
Other current assets	5,978	396	21	B	6,395

Total current assets	178,743	11,089	(3,378)		186,454
Property, plant and equipment, net	15,887	796	71	B	16,754
Goodwill	89,346	9,481	(9,481	)A
			9,820	B	99,166
Intangible assets, net	36,351	2,132	(2,132	)A
			18,200	B	54,551
Deferred tax assets	12,367	—	(1,429	)E	10,938
Other long-term assets	1,682	58	(58	)A	1,682

Total assets	$334,376	$23,556	$11,613		$369,545

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$—	$3,361	$(3,361	)A	$—
Accounts payable	18,314	1,567	—		19,881
Accrued compensation and benefits	21,069	419	27	B	21,515
Billings in excess of costs and estimated earnings	11,067	8	—		11,075
Accrued warranties	4,080	—	—		4,080
Other current liabilities	8,625	1,321	(184	)A
			181	B
			1,334	D	11,277

Total current liabilities	63,155	6,676	(2,003)		67,828
Long-term debt, net of current portion	—	6,474	(6,388	)A
			30,000	C	30,086
Deferred tax liabilities	—	1,429	(1,429	)E	—
Other long-term liabilities	4,726	3	104	B	4,833

Total liabilities	67,881	14,582	20,284		102,747
Stockholders’ equity:
Preferred stock	—	—	—		—
Common stock / Members Units	182	—	7,236	A
			27,800	B
			(33,298	)C	1,920
Paid-in capital	66,783	7,554	(7,554	)A	66,783
Accumulated other comprehensive income	1,006	—	—		1,006
Retained earnings	198,536	1,420	(1,420	)A
			(101	)B
			(1,334	)D	197,101
Treasury stock	(12)	—	—		(12)

Total stockholders’ equity	266,495	8,974	(8,671)		266,798

Total liabilities and stockholders’ equity	$334,376	$23,556	$11,613		$369,545

(1)	Certain reclassifications were made to conform to Global Power’s financial statement presentation.

See accompanying notes to unaudited pro forma condensed combined financial statements.

GLOBAL POWER EQUIPMENT GROUP INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

Year Ended December 31, 2012

($ in thousands, except share and per share amounts)

	Historical		Pro Forma
	Global Power	Hetsco Holdings, Inc. (1)	Adjustments		Combined
Products revenue	$193,676	$—	$—		$193,676
Services revenue	269,152	25,834	—		294,986

Total revenue	462,828	25,834	—		488,662
Cost of products revenue	150,642	—	—		150,642
Cost of services revenue	229,132	16,669	—		245,801

Cost of revenue	379,774	16,669	—		396,443
Gross profit	83,054	9,165	—		92,219
Selling and marketing expenses	2,016	378	—		2,394
General and administrative expenses	56,895	4,100	50	F	61,045
Depreciation and amortization expense	3,697	310	146	H
			1,493	I	5,646

Operating income	20,446	4,377	(1,689)		23,134
Interest expense, net	1,563	213	(213	)J
			435	K	1,998
Other expense (income), net	282	(9)	—		273

Income from continuing operations before income tax	18,601	4,173	(1,911)		20,863
Income tax expense	1,031	1,570	(745	)L	1,856

Income from continuing operations	17,570	2,603	(1,166)		19,007
Discontinued operations:
Income from discontinued operations	24	—	—		24

Net income	$17,594	$2,603	$(1,166)		$19,031

Basic earnings per weighted average common share:
Income from continuing operations	$1.04				$1.13
Income from discontinued operations	—				—

Income per common share—basic	$1.04				$1.13

Weighted average number of shares of common stock outstanding—basic	16,885,259				16,885,259

Diluted earnings per weighted average common share:
Income from continuing operations	$1.02				$1.10
Income from discontinued operations	—				—

Income per common share—diluted	$1.02				$1.10

Weighted average number of shares of common stock outstanding—diluted	17,247,723		1,594	M	17,249,317

(1)	Certain reclassifications were made to conform to Global Power’s financial statement presentation.

See accompanying notes to unaudited pro forma condensed combined financial statements.

GLOBAL POWER EQUIPMENT GROUP INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

Quarter Ended March 31, 2013

($ in thousands, except share and per share amounts)

	Historical		Pro Forma
	Global Power	Hetsco Holdings, Inc. (1)	Adjustments		Combined
Products revenue	$38,894	$—	$—		$38,894
Services revenue	77,816	12,696	—		90,512

Total revenue	116,710	12,696	—		129,406
Cost of products revenue	32,937	—	—		32,937
Cost of services revenue	67,807	9,704	—		77,511

Cost of revenue	100,744	9,704	—		110,448
Gross profit	15,966	2,992	—		18,958
Selling and marketing expenses	2,223	101	—		2,324
General and administrative expenses	14,554	1,181	13	F
			(63	)G	15,685
Depreciation and amortization expense	1,073	85	(45	)H
			383	I	1,496

Operating (loss) income	(1,884)	1,625	(288)		(547)
Interest expense, net	86	116	(116	)J
			109	K	195
Other income, net	(150)	(6)	—		(156)

(Loss) income from continuing operations before income tax	(1,820)	1,515	(281)		(586)
Income tax (benefit) expense	(619)	575	(152	)L	(196)

(Loss) income from continuing operations	(1,201)	940	(129)		(390)
Discontinued operations:
Loss from discontinued operations	(40)	—	—		(40)

Net (loss) income	$(1,241)	$940	$(129)		$(430)

Basic loss per weighted average common share:
Loss from continuing operations	$(0.07)				$(0.02)
Loss from discontinued operations	—				—

Loss per common share—basic	$(0.07)				$(0.02)

Weighted average number of shares of common stock outstanding—basic	16,772,195				16,772,195

Diluted loss per weighted average common share:
Loss from continuing operations	$(0.07)				$(0.02)
Loss from discontinued operations	—				—

Loss per common share—diluted	$(0.07)				$(0.02)

Weighted average number of shares of common stock outstanding—diluted	16,772,195				16,772,195

(1)	Certain reclassifications were made to conform to Global Power’s financial statement presentation.

See accompanying notes to unaudited pro forma condensed combined financial statements.

GLOBAL POWER EQUIPMENT GROUP INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

($ in thousands)

NOTE 1—Description of Transaction

On April 30, 2013, Global Power Equipment Group Inc. (“Global Power”) completed an acquisition of the issued and outstanding shares of capital stock of Hetsco Holdings, Inc., a Delaware corporation (“Hetsco Holdings”), for a total purchase price of $33.3 million in cash (the “Purchase Price”), including estimated working capital adjustments. Global Power funded the Purchase Price through a combination of cash on hand and a $30.0 million draw on its revolving credit facility.

Global Power incurred approximately $1.3 million in transaction related expenses after the three months ended March 31, 2013, including fees to the investment bank, legal and other professional fees. The transaction related expenses have been included in the pro forma adjustments.

Hetsco Holdings is the parent company of Hetsco, Inc. a global provider of mission critical brazed aluminum heat exchanger repair, maintenance, and safety services to the industrial gas, liquefied natural gas, and petrochemical industries. The financial results of Hetsco Holdings will be reported within the Global Power Services Division.

NOTE 2—Basis of Presentation and Purchase Price Allocation

These pro forma financial statements were prepared using the purchase method of accounting in accordance with Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) 805, Business Combinations, and using the fair value concepts defined in ASC 820, Fair Value Measurements and Disclosures. Certain reclassifications have been made to the historical financial statements of Hetsco Holdings to conform with Global Power’s presentation.

Under the purchase method of accounting, the total consideration transferred will be allocated to Hetsco Holdings’ assets acquired and liabilities assumed based on the estimated fair value of Hetsco Holdings’ tangible and intangible assets and liabilities as of the beginning of business on May 1, 2013. The excess of the total consideration over the net tangible and intangible assets will be recorded as goodwill. Global Power has made a preliminary allocation of the estimated total consideration based on the unaudited statement of financial position of Hetsco Holdings as of May 1, 2013 and using estimates as described in the introduction to these unaudited pro forma condensed consolidated financial statements as follows:

Estimated Preliminary Consideration Allocation

Current assets, including cash and cash equivalents of $0.3 million	$8,410
Property, plant and equipment.	867
Identifiable intangible assets	18,200
Goodwill	9,820

Total assets acquired	37,297
Current liabilities	(3,895)
Long-term liabilities	(104)

Net assets acquired	$33,298

The amounts above are considered preliminary and are subject to change once Global Power receives certain information it believes is necessary to finalize its determination of the fair value of assets acquired and liabilities assumed under the acquisition method. Thus these amounts are subject to refinement, and additional adjustments to record fair value of all assets acquired and liabilities assumed may be required.

NOTE 3—Description of Pro Forma Adjustments

Adjustments to the unaudited pro forma condensed combined balance sheet

A.	This adjustment represents the elimination of Hetsco Holdings’ non-retained assets, liabilities and equity.

B.	The following adjustments were made to reflect the preliminary estimate of the fair value of net assets acquired and liabilities assumed in the unaudited combined pro forma balance sheet:

Assets:
Accounts receivable	(101)
Other current assets	21
Property, plant and equipment	71
Identifiable intangible assets	18,200
Goodwill	9,820
Liabilities:
Accrued compensation and benefits	(27)
Other current liabilities	(181)
Long-term liabilities	(104)

C.	The borrowings against the revolving credit facility were used to fund the acquisition. This adjustment reflects the total borrowings against the revolving credit facility.

The excess of the purchase price over the net proceeds from borrowings, or $3.3 million, was funded with cash on hand.

D.	Transaction costs related to the acquisition totaled $1.4 million. Of this amount, $0.1 million was incurred during the three months ended March 31, 2013 and the remaining $1.3 million incurred after March 31, 2013 has been included in other current liabilities in the unaudited pro forma consolidated balance sheet.

E.	This adjustment represents the netting of Hetsco Holding’s long-term deferred tax liability against Global Power’s long-term deferred tax asset.

Adjustments to the unaudited pro forma combined income statements

F.	This adjustment represents the net increase in stock-based compensation expense incurred during the three months ended March 31, 2013 and the year ended December 31, 2012 relating to Global Power’s restricted share awards granted as a result of the acquisition offset by the elimination of Hetsco Holdings’ restricted stock agreements.

G.	This adjustment eliminates the transaction costs incurred during the three months ended March 31, 2013 as these costs are directly related to the acquisition and are not recurring.

H.	This adjustment represents the net decrease in depreciation expense resulting from the preliminary estimated fair value of certain property, plant and equipment, resulting in an adjustment of less than $0.1 million for the three months ended March 31, 2013. This adjustment represents the net increase in depreciation expense resulting from the preliminary estimated fair value of certain property, plant and equipment, resulting in an adjustment of $0.1 million for the year ended December 31, 2012.

I.	This adjustment reflects the increase in amortization expense related to recording Hetsco Holdings’ customer relationships intangible asset at their preliminary estimated fair value, resulting in adjustments of $0.4 million and $1.5 million for the three months ended March 31, 2013 and for the year ended December 31, 2012, respectively.

Identifiable intangible assets include the following:

Customer relationships	$11,000
Tradename	5,600
Noncompetes	1,600

$18,200

The customer relationships and noncompetes are being amortized over ten and three years, respectively. Amortization for the first five years follows: $1.1 million, $1.6 million, $1.6 million, $1.3 million, and $1.1 million. The tradename has an indefinite life and is not being amortized, but will be tested for impairment.

J.	This adjustment reflects the reversal of interest expense and the amortization of deferred financing costs of $0.1 million and $0.2 million for the three months ended March 31, 2013 and the year ended December 31, 2012, respectively, relating to Hetsco Holdings’ debt that was repaid on the acquisition date.

K.	This adjustment represents interest expense on borrowings under the revolving credit facility as if the borrowings occurred on January 1, 2012. The interest rates used to calculate pro forma interest expense on these debt facilities was 1.45%.

L.	This adjustment represents the tax effect of pro forma adjustments and is based on Global Power’s estimated domestic statutory tax rate of 39% for both periods. The pro forma combined income tax expenses do not reflect the amounts that would have resulted had Global Power and Hetsco Holdings filed consolidated income tax returns during the period presented.

M.	This adjustment represents the dilutive effect of Global Power’s restricted share awards granted as a result of the acquisition.